Exhibit 99.1

Broadcom Announces HSR Approval for Proposed Acquisition of CA Technologies

SAN JOSE, Calif., August 24, 2018 – Broadcom Inc. (Nasdaq:AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), has expired with respect to the proposed acquisition of CA Technologies (NASDAQ:CA).

Expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the pending transaction, which was announced on July 11, 2018. The transaction remains subject to customary closing conditions, including the approval of CA shareholders and antitrust approvals in the EU and Japan. The closing of the transaction is expected to occur in the fourth calendar quarter of 2018.

About Broadcom Inc.

Broadcom Inc. (NASDAQ:AVGO), a Delaware corporation headquartered in San Jose, CA, is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Inc.‘s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom and CA. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address each company’s expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict”, “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom and CA (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Those risks, uncertainties and assumptions include: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Broadcom’s and CA’s business and the price of the common stock of Broadcom and CA; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of CA and the receipt of certain regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on Broadcom’s and CA’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to CA’s business after completion of the proposed transaction; and other risks described in CA’s filings and Broadcom’s and its predecessors’ filings with the United States Securities and Exchange Commission, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Other particular uncertainties that could materially affect future results include risks associated with: any loss of Broadcom’s or CA’s significant customers and fluctuations in the timing and volume of significant customer demand; Broadcom’s dependence on contract manufacturing and outsourced supply chain; Broadcom’s dependency on a limited number of suppliers; any other acquisitions Broadcom may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with Broadcom’s existing businesses and Broadcom’s ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; Broadcom’s ability to accurately estimate customers’ demand and adjust its manufacturing and supply chain accordingly; Broadcom’s significant indebtedness, including the additional significant indebtedness that Broadcom expects to incur in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of Broadcom products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; the amount and frequency of Broadcom stock repurchases; cyclicality in the semiconductor or enterprise software industry or in target markets; Broadcom’s competitive performance and ability to continue achieving design wins with its customers, as well as the timing of any design wins; prolonged disruptions of Broadcom’s or its contract manufacturers’ manufacturing facilities or other significant operations; Broadcom’s ability to improve its manufacturing efficiency and quality; Broadcom’s dependence on outsourced service providers for certain key business services and their ability to execute to Broadcom’s requirements; Broadcom’s ability to maintain or improve gross margin; each of Broadcom’s and CA’s ability to protect its respective intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; Broadcom’s and CA’s ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which Broadcom’s and CA’s products are designed; Broadcom’s overall cash tax costs, legislation that may impact its overall cash tax costs and its ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Forward-looking statements speak only as of the date of this communication. Neither Broadcom nor CA undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this communication, whether as a result of new information, future events or otherwise, except as required by law.

Contact for Broadcom:

Investor Relations

408-433-8000

investor.relations@broadcom.com

Joele Frank / Steve Frankel / Andi Rose

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449